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                                    Exhibit A

CAM Designs Inc
---------------

EPS Calculations for period June 1, 1997 to August 31, 1997
-----------------------------------------------------------

Total loss as per unaudited consolidated interim accounts
Add:  Net assumed interest income for whole period                     (516,890)
                                                                       --------
Adjusted net loss                                                      (516,890)

Net loss per total weighted average                                    (516,890)
                                                                       --------

                                                            =$0.24   cents/share

EPS Calculations for period June 1, 1997 to August 31, 1997
-----------------------------------------------------------

Total income as per unaudited consolidated interim accounts
Add:  Net assumed interest income for whole period                     (516,890)
                                                                       --------
Adjusted net income                                                    (516,890)

Net Loss per total weighted average                                    (516,890)
                                                                       --------

                                                            =$0.24  cents/shares